QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the registration statements of The Alpine Group Inc. No. 333-60073, 333-00301, 33-30246, 33-53434, 33-81996 and 33-63819 on Form S-3 and No. 333-16703, 33-62544 and 333-60071 on Form S-8, of our report dated April 7, 2003, relating to the consolidated financial statements of The Alpine Group Inc. and subsidiaries as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the adoption of a new accounting principle and (ii) the application of procedures relating to certain other disclosures of financial statement amounts related to the 2001 and 2000 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in the Annual Report on Form 10-K of The Alpine Group Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
April 15, 2003

QuickLinks

  Exhibit 23(a)
INDEPENDENT AUDITORS' CONSENT